EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report on Form 10-Q of Summit Midstream Partners, LP (the “Registrant”) for the quarterly period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Steven J. Newby, as President, Chief Executive Officer and Director of Summit Midstream GP, LLC, the general partner of the Registrant, and Matthew S. Harrison, as Senior Vice President and Chief Financial Officer of Summit Midstream GP, LLC, the general partner of the Registrant, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Steven J. Newby
Name:	Steven J. Newby
Title:	President, Chief Executive Officer and Director of Summit Midstream GP, LLC (the general partner of Summit Midstream Partners, LP)
Date:	May 14, 2013

/s/ Matthew S. Harrison
Name:	Matthew S. Harrison
Title:	Senior Vice President and Chief Financial Officer of Summit Midstream GP, LLC (the general partner of Summit Midstream Partners, LP)
Date:	May 14, 2013

EXH 32.1-1